UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2011

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2550 Stanwell Drive

Concord, California 94520

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Cerus Corporation (the “Company”), pursuant to authority delegated to the Compensation Committee by the Board of Directors, approved the creation of a bonus pool in accordance with the terms of the Company’s Bonus Plan for Senior Management of Cerus Corporation (the “Bonus Plan”). The Compensation Committee also approved the bonus set forth below for Claes Glassell, the Company’s President and Chief Executive Officer. The bonuses payable to each of the Company’s named executive officers (as such term is defined by Regulation S-K Item 402(a)(3), 17 C.F.R. §229.10, et. seq.) that were employees as of December 31, 2010 are set forth in the table below:

Name	2010 Total Bonus Amount
Claes Glassell President & Chief Executive Officer	$194,040

Laurence M. Corash, M.D. Senior Vice President & Chief Scientific Officer	$86,625

Howard G. Ervin Vice President, Legal Affairs	$71,964

William M. Greenman Senior Vice President, Business Development & Marketing	$72,072

Kevin D. Green Vice President, Finance and Chief Accounting Officer	$50,820

In accordance with the terms of the Bonus Plan, the Compensation Committee established a bonus pool based on 66% of each individual’s target bonus percentage for 2010. The target bonus percentage for 2010 was 60% for Mr. Glassell, 35% for each of Dr. Corash, Mr. Greenman, Mr. Ervin and Mr. Green.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION
Dated: January 21, 2011

	By:	/s/ Kevin D. Green
Kevin D. Green
Vice President, Finance and Chief Accounting Officer